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                                                               Exhibit 99(h)(iv)


                      MASTER FEEDER PARTICIPATION AGREEMENT

                                     BETWEEN

                           SA FUNDS - INVESTMENT TRUST

                                       AND

                      DFA INVESTMENT DIMENSIONS GROUP INC.


     THIS AGREEMENT, is made effective as of the 30th day of October, 2000, and is by and between SA Funds - Investment Trust (the "Trust"), a trust organized under the laws of the State of Delaware, on behalf of its SA International Small Company Fund (the "Fund"), and DFA Investment Dimensions Group Inc. (the "Company"), a corporation organized under the laws of the State of Maryland, on behalf of its International Small Company Portfolio (the "Portfolio"), with respect to the proposed investment by the Fund in the Portfolio.

                                   WITNESSETH

     WHEREAS, the Fund and the Portfolio are each open-end management investment companies and the Fund and the Portfolio have the same investment objectives and substantively the same investment policies; and

     WHEREAS, the Trust desires to invest all of the Fund's investable assets in the Portfolio in exchange for a beneficial interest in the Portfolio on the terms and conditions set forth in this Agreement; and

     WHEREAS, the Company believes that accepting the investment by the Fund on behalf of the Portfolio is in the best interests of the Portfolio and that the interests of existing investors in the Portfolio will not be diluted as a result of its accepting the investment;

     NOW, THEREFORE, in consideration of the foregoing, the mutual promises herein made and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                        I
                                 THE INVESTMENT

     1.1 AGREEMENT TO EFFECT THE INVESTMENT. The Fund will invest all of its investable assets in the Portfolio and, in exchange therefor, the Portfolio agrees to issue to the Fund a beneficial interest in the Portfolio equal in value to the net value of the assets of the Fund conveyed to the Portfolio (the "Account"). The Fund may add to or reduce its investment in the Portfolio in the manner described in the Company's registration statement on Form N-1A, as it may be amended from time to time (the "Company's N-1A"). The Fund's aggregate interest in the Portfolio would then be recomputed in accordance with the method described in the Company's N-1A.


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     1.2  RELATED MATTERS. On each date of the investment by the Fund in the
Portfolio, the Fund shall authorize the Fund's custodian to deliver all assets held by the custodian on behalf of the Fund to the Portfolio's custodian. The Portfolio's custodian shall acknowledge, in a form acceptable to the Fund, the custodian's acceptance of the assets. In addition, each party shall deliver to each other party such bills of sale, checks, assignments, securities instruments, receipts or other documents as such other party or its counsel may reasonably request.

                                       II
                         REPRESENTATIONS AND WARRANTIES

     2.1 THE TRUST. The Trust represents and warrants to the Company (which representations and warranties shall be deemed made at and as of this date and at and as of all times when this Agreement is in effect) that:

          (a) ORGANIZATION. The Fund is a duly and validly designated series of the Trust, which is a trust duly organized and validly existing under the laws of the State of Delaware, and the Fund and the Trust have the requisite power and authority to own their property and conduct their business as now being conducted and as proposed to be conducted pursuant to this Agreement.

          (b) AUTHORIZATION OF AGREEMENT. The execution and delivery of this Agreement by the Trust, on behalf of the Fund, and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Fund by the Trust's Board of Trustees, and no other action or proceeding is necessary for the execution and delivery of this Agreement by the Trust, the performance by the Fund of its obligations hereunder and the consummation by the Fund of the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Trust and constitutes a legal, valid and binding obligation of the Trust, in respect of the Fund, enforceable against them in accordance with its terms.

          (c) AUTHORIZATION OF INVESTMENT. The investment by the Fund in the Portfolio has been duly authorized by all necessary action on the part of the Board of Trustees of the Trust on behalf of the Fund.

          (d) NO BANKRUPTCY PROCEEDINGS. Neither the Trust nor the Fund is under the jurisdiction of a court in a proceeding under Title 11 of the United States Code (the "Bankruptcy Code") or similar case within the meaning of Section 368(a)(3)(A) of the Bankruptcy Code.

          (e) FISCAL YEAR. The fiscal year end for the Fund is June 30.

          (f) AUDITORS. The Trust has appointed PricewaterhouseCoopers LLP as the Fund's independent public accountants to certify the Fund's financial statements in accordance with Section 32 of the Investment Company Act of 1940, as amended ("1940 Act").

          (g) REGISTRATION STATEMENT. The Trust acknowledges that it has received copies of the prospectus of the Portfolio contained in the Company's N-1A (the "Prospectus") and of the Company's Articles of Incorporation and By-Laws. The Trust has read,


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understands, and is fully familiar with each of those documents and has received adequate information concerning all matters that the Trust considers material to a decision to purchase the interests in the Portfolio.

          (h) ERRORS AND OMISSIONS INSURANCE POLICY. The Trust currently has in force and will maintain an errors and omissions liability insurance policy, insuring the Fund against loss of up to at least $1 million for negligence or wrongful acts.

          (i) SEC FILINGS. The Trust has duly filed all forms, reports, proxy statements and other documents (collectively, the "SEC Filings") required to be filed under the Securities Act of 1933, as amended (the "1933 Act"), the Securities Exchange Act of 1934 (the "1934 Act") and the 1940 Act (collectively, the "Securities Laws") in connection with the registration of its shares, any meetings of its shareholders and its registration as an investment company. The SEC Filings were prepared in accordance with the requirements of the Securities Laws, as applicable, and the rules and regulations of the SEC thereunder, and did not, at the time of their filing, and do not presently, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (j) 1940 ACT REGISTRATION. The Trust is, and will at all times when the Fund owns or purchases interests in the Portfolio be, duly registered as an open-end management investment company under the 1940 Act, and the Fund and its shares are registered or qualified in any states where such registration or qualification is necessary and such registrations or qualifications are in full force and affect.

          (k) NO RESALE OR DISTRIBUTION. The interests subscribed for will be acquired solely by and for the account of the Fund, solely for investment, and are not being purchased for resale or distribution. The Fund has no existing or contemplated agreement or arrangement with any person to sell, exchange, transfer, assign, pledge, or otherwise dispose of the interests in the Portfolio. The Fund acknowledges and agrees that the interests are non-transferable.

          (l) ADDITIONAL INFORMATION. The Trust agrees to notify the Company promptly if there is any change with respect to any of the information, representations, or warranties contained herein and to provide such further information as the Company may reasonably request.

     2.2 THE COMPANY. The Company represents and warrants to the Trust (which representations and warranties shall be deemed made at and as of this date and at and as of all times when this Agreement is in effect) that:

          (a) ORGANIZATION. The Portfolio is a duly and validly designated series of the Company, which is a corporation duly organized and validly existing under the laws of the State of Maryland, and the Portfolio and the Company have the requisite power and authority to own their property and conduct their business as now being conducted and as proposed to be conducted pursuant to this Agreement.


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          (b) AUTHORIZATION OF AGREEMENT. The execution and delivery of this
Agreement by the Company, on behalf of the Portfolio, and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Portfolio by the Company's Board of Directors, and no other action or proceeding is necessary for the execution and delivery of this Agreement by the Company, the performance by the Portfolio of its obligations hereunder and the consummation by the Portfolio of the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, in respect of the Portfolio, enforceable against them in accordance with its terms.

          (c) AUTHORIZATION OF ISSUANCE OF INTEREST. The issuance by the Portfolio of the interest in exchange for the investment by the Fund of its assets has been duly authorized by all necessary action on the part of the Board of Directors of the Company on behalf of the Portfolio. When issued in accordance with the terms of this Agreement, the interest will be validly issued, fully paid and non-assessable by the Portfolio.

          (d) NO BANKRUPTCY PROCEEDINGS. Neither the Company nor the Portfolio is under the jurisdiction of a court in a proceeding under Title 11 of the Bankruptcy Code or similar case within the meaning of Section 368(a)(3)(A) of the Bankruptcy Code.

          (e) FISCAL YEAR. The fiscal year end of the Portfolio is November 30.

          (f) AUDITORS. The Company has appointed PricewaterhouseCoopers LLP as the Portfolio's independent public accountants to certify the Portfolio's financial statements in accordance with Section 32 of the 1940 Act.

          (g) REGISTRATION STATEMENT. The Company has reviewed the Trust's registration statement on Form N-1A (as filed with the SEC), and understands and agrees to the Fund's policies and methods of operation as described therein.

          (h) ERRORS AND OMISSIONS INSURANCE POLICY. The Company has in force and will maintain an errors and omissions liability insurance policy, insuring the Portfolio against loss of up to $5 million for negligence or wrongful acts.

          (i) SEC FILINGS. The Company has duly filed all SEC Filings required to be filed with the SEC under the Securities Laws in connection with the registration of its shares, any meetings of shareholders and its registration as an investment company. The SEC Filings were prepared in accordance with the requirements of the Securities Laws, as applicable, and the rules and regulations of the SEC thereunder, and did not, at the time of their filing, and do not presently, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (j) 1940 ACT REGISTRATION. The Company is, and will at all times when the Fund owns or purchases interests in the Portfolio be, duly registered as an open-end management investment company under the 1940 Act, the Portfolio and its shares are registered or qualified in any states where such registrations or qualification is necessary and such registrations and qualifications are in full force and effect.


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                                       III
                                    COVENANTS

     3.1  THE TRUST. The Trust, on behalf of the Fund, covenants that:

          (a) ADVANCE REVIEW OF CERTAIN DOCUMENTS. The Trust will furnish the Company, at least ten (10) business days prior to filing or first use, as the case may be, with drafts of its registration statement on Form N-1A (including amendments) and prospectus supplements or amendments relating to the Fund. The Trust will furnish the Company with any proposed advertising or sales literature relating to the Fund at least three (3) business days prior to filing or first use, provided, however, that such advance notice shall not be required for advertising or sales literature that merely references the name of the Fund. The Trust agrees that it will include in all such Fund documents any disclosures that: (i) are required by applicable law; (ii) are requested by Dimensional Fund Advisors Inc., the Portfolio's investment adviser (the "Advisor") and that relate to the Advisor; and (iii) result from any material comments reasonably made by the Company or its counsel. The Company, the Portfolio and the Advisor will, however, in no way be liable for any errors or omissions in such documents, whether or not they make any objection thereto, except to the extent such errors or omissions result from information provided by the Advisor, the Company or the Portfolio. The Trust will not make any other written or oral representation about the Portfolio, the Company or the Advisor without their prior written consent.

          (b) TAX STATUS. The Fund will qualify for treatment as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code"), for all periods during which this Agreement is in effect, except to the extent a failure to so qualify may result from any action or omission of the Portfolio.

          (c) INVESTMENT SECURITIES. The Fund will own no investment security other than its Account in the Portfolio during all periods during which this Agreement is in effect.

          (d) PROXY VOTING. If requested to vote on matters pertaining to the Portfolio (other than a vote by the Company to continue the operation of the Portfolio upon the withdrawal of another investor in the Portfolio), the Trust will: (i) call a meeting of shareholders of the Fund, for the purpose of seeking instructions from shareholders regarding such matters, (ii) vote the Fund's interests proportionally as instructed by Fund shareholders, and (iii) vote the Fund's interests with respect to the shares held by Fund shareholders who do not give voting instructions in the same proportion as the shares of Fund shareholders who do give voting instructions. The Trust will hold each such meeting of Fund shareholders in accordance with a timetable reasonably established by the Company.

          (e) INSURANCE. The Trust shall at all times maintain errors and omissions liability insurance with respect of the Fund covering losses for negligence and wrongful acts in an amount not less than $1 million.

          (f) AUDITORS. In the event the Fund's independent public accountants differ from those of the Portfolio, the Fund shall be responsible for any reasonable costs and


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expenses associated with the need for the Portfolio's independent public accountants to provide information to the Fund's independent public accountants.

     3.2  INDEMNIFICATION BY THE TRUST.

          (a) The Trust will indemnify and hold harmless the Portfolio, the Company, the Advisor, their respective directors, officers and employees and each other person who controls the Portfolio, the Company or the Advisor, as the case may be, within the meaning of Section 15 of the 1933 Act (each, a "Covered Person" and collectively, "Covered Persons"), against any and all losses, claims, demands, damages, liabilities and expenses (each, a "Liability" and collectively, the "Liabilities") (including, unless the Trust elects to assume the defense pursuant to paragraph (b), the reasonable cost of investigating and defending against any claims therefor and any counsel fees incurred in connection therewith), joint or several, which:

               (i) arise out of or are based upon any of the Securities Laws, any other statute or common law or are incurred in connection with or as a result of any formal or informal administrative proceeding or investigation by a regulatory agency, in each case applicable to the Fund, insofar as such Liabilities arise out of or are based upon the ground or alleged ground that any direct or indirect omission or act by the Fund (either during the course of its daily activities or in connection with the accuracy of the representations and warranties in this Agreement) caused or continues to cause the Company to violate any federal or state securities laws or regulations or any other applicable domestic or foreign law or regulations or common law duties or obligations, but only to the extent that such Liabilities do not arise out of or are not based upon an omission or act of the Portfolio, the Company or the Advisor;

               (ii) arise out of any misstatement of a material fact or an omission of a material fact in the Trust's registration statement (including amendments thereto) or included in Fund advertising or sales literature, other than information provided by the Portfolio, the Company or the Advisor or included in Fund advertising or sales literature at the request of the Portfolio, the Company or the Advisor;

               (iii) result from the failure of any representation or warranty made by the Trust or the Fund to be accurate when made or the failure of the Trust or the Fund to perform any covenant contained herein or to otherwise comply with the terms of this Agreement; or

               (iv) arise out of any unlawful or negligent act of the Trust, the Fund or any director, officer, employee or agent of the Trust, whether such act was committed against the Company, the Portfolio, the Advisor or any third party.

          (b) The Trust will be entitled to participate at its own expense in the defense or, if it so elects, to assume the defense of any suit brought to enforce any such liability, but, if the Trust elects to assume the defense, such defense shall be conducted by counsel chosen by the Trust and reasonably acceptable to the Company. In the event the Trust elects to assume the defense of any such suit and retain such counsel, each Covered Person and any other defendant or defendants may retain additional counsel, but shall bear the fees and expenses of such counsel unless: (A) the Trust shall have specifically authorized the retaining of such counsel, or (B) the parties to such suit include any Covered Person and the Trust, and any such Covered Person has


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been advised by counsel that one or more legal defenses may be available to it that may not be available to it in which case the Trust shall not be entitled to assume the defense of such suit notwithstanding its obligation to bear the fees and expenses of such counsel. The Trust shall not be liable to indemnify any Covered Person for any settlement of any claim effected without the Trust's written consent, which consent shall not be unreasonably withheld or delayed. The indemnities set forth in paragraph (a) will be in addition to any liability that the Trust in respect of the Fund might otherwise have to a Covered Person.

     3.3  THE COMPANY. The Company, on behalf of the Portfolio, covenants that:

          (a) ADVANCE REVIEW OF CERTAIN DOCUMENTS. The Company will furnish the Trust, at least ten (10) business days prior to filing or first use, as the case may be, with drafts of the Company's N-1A and prospectus supplements and amendments relating to the Portfolio. The Company will furnish the Trust with any proposed advertising or sales literature relating to the Portfolio at least three (3) business days prior to filing or first use; provided, however, that such advance notice shall not be required for advertising or sales literature that merely references the name of the Portfolio. The Company agrees that it will include in all such Portfolio documents any material comments reasonably made by the Trust and its counsel. The Trust and the Fund will, however, in no way be liable for any errors or omissions in such documents, whether or not they make any objection thereto, except to the extent such errors or omissions result from information provided by the Trust or the Fund. The Company will not make any written or oral representation about the Trust or the Fund without their prior written consent.

          (b) INSURANCE. The Company shall at all times maintain errors and omissions liability insurance with respect to the Portfolio covering losses for negligence and wrongful acts in an amount not less than $5 million.

          (c) AVAILABILITY OF INTERESTS. Conditional upon the Fund complying with the terms of this Agreement, the Portfolio shall permit the Fund to purchase additional interests in the Portfolio on each business day on which shares of the Fund are sold to the public; provided, however, that the Portfolio may refuse to permit the Fund to purchase additional interests in the Portfolio on any day on which: (i) the Portfolio has refused to permit all other investors in the Portfolio to purchase additional interests in the Portfolio, or (ii) the Directors of the Company have reasonably determined that permitting additional investments by the Fund in the Portfolio would constitute a breach of their fiduciary duties to the Portfolio.

     3.4  INDEMNIFICATION BY THE COMPANY.

          (a) The Company will indemnify and hold harmless the Fund, the Trust, their respective trustees, officers and employees and each other person who controls the Fund or the Trust, as the case may be, within the meaning of
Section 15 of the 1933 Act (each, a "Covered Person" and collectively, "Covered Persons"), against any and all losses, claims, demands, damages, liabilities and expenses (each, a "Liability" and collectively, the "Liabilities") (including, unless the Company elects to assume the defense pursuant to paragraph (b), the reasonable costs of investigating and defending against any claims therefor and any counsel fees incurred in connection therewith), joint or several, which:


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               (i) arise out of or are based upon any of the Securities Laws, any other statute or common law or are incurred in connection with or as a result of any formal or informal administrative proceeding or investigation by a regulatory agency, insofar as such Liabilities arise out of or are based upon the ground or alleged ground that any direct or indirect omission or act by the Portfolio (either during the course of its daily activities or in connection with the accuracy of the representations and warranties in this Agreement) caused or continues to cause the Trust to violate any federal or state securities laws or regulations or any other applicable domestic or foreign law or regulations or common law duties or obligations, but only to the extent that such Liabilities do not arise out of and are not based upon an omission or act of the Trust or the Fund;

               (ii) arise out of or are based upon a materially inaccurate calculation of the Portfolio's net asset value (whether by the Portfolio or any party retained for that purpose);

               (iii) arise out of any misstatement of a material fact or an omission of a material fact in the Company's registration statement (including amendments thereto) or included in the Portfolio's advertising or sales literature, other than information provided by the Fund or included in Portfolio advertising or sales literature at the request of the Fund or the Trust;

               (iv) arise out of the Portfolio's or the Advisor's having caused the Fund to fail to qualify as a regulated investment company under the Code;

               (v) result from the failure of any representation or warranty made by the Portfolio or Company to be accurate when made or the failure of the Portfolio or Company to perform any covenant contained herein or to otherwise comply with the terms of this Agreement;

               (vi) arise out of any unlawful or negligent act by the Portfolio, the Company or any director, officer, employee or agent of the Portfolio or Company, whether such act was committed against the Portfolio, the Company, or any third party; or

               (vii) result from any Liability of the Portfolio or any investor in the Portfolio (or shareholder thereof), other than the Fund (and its shareholders); provided, however, that in no case shall the Company be liable with respect to any claim made against any such Covered Person unless such Covered Person shall have notified the Company in writing of the nature of the claim within a reasonable time after the summons, other first legal process or formal or informal initiation of a regulatory investigation or proceeding shall have been served upon or provided to a Covered Person or any federal, state or local tax deficiency has come to the attention of the Trust, the Fund or a Covered Person. Failure to notify the Company of such claim shall not relieve it from any liability that it may have to any Covered Person otherwise than on account of the indemnification contained in this paragraph.

          (b) The Company will be entitled to participate at its own expense in the defense or, if it so elects to assume the defense of any suit brought to enforce any such liability, but, if the Company elects to assume the defense, such defense shall be conducted by counsel chosen by the Company. In the event the Company elects to assume the defense of any such suit and retain such counsel, each Covered Person and any other defendant or defendants in the suit


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may retain additional counsel but shall bear the fees and expenses of such counsel unless: (A) the Company shall have specifically authorized the retaining of such counsel, or (B) the parties to such suit include any Covered Person and the Company, and any such Covered Person has been advised by counsel that one or more legal defenses may be available to it that may not be available to the Company, in which case the Company shall not be entitled to assume the defense of such suit notwithstanding the obligation to bear the fees and expenses of such counsel. The Company shall not be liable to indemnify any Covered Person for any settlement of any such claim effected without the Company's written consent which consent shall not be unreasonably withheld or delayed. The indemnities set forth in paragraph (a) will be in addition to any liability that the Company in respect of the Portfolio might otherwise have to a Covered Person.

     3.5 REASONABLE ACTIONS. Each party covenants that it will, subject to the provisions of this Agreement, from time to time, as and when requested by the other party or in its own discretion, as the case may be, execute and deliver or cause to be executed and delivered all such assignments and other instruments, take or cause to be taken such actions, and do or cause to be done all things reasonably necessary, proper or advisable in order to consummate the transactions contemplated by this Agreement and to carry out its intent and purpose.

                                       IV
                              ADDITIONAL AGREEMENTS

     4.1 NOTIFICATION OF CERTAIN MATTERS. Each party will give prompt notice to the other party of: (a) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would be likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate, and (b) any material failure of a party or any trustee, director, officer, employee or agent thereof to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by such person hereunder; provided, however, that the delivery of any notice pursuant to this
Section 4.1 shall not limit or otherwise affect the remedies available, hereunder or otherwise, to the party receiving such notice.

     4.2 ACCESS TO INFORMATION. The Trust and the Company shall afford each other reasonable access at all reasonable times to such party's officers, employees, agents and offices and to all its relevant books and records and shall furnish each other party with all relevant financial and other data and information as requested; provided, however, that nothing contained herein shall obligate the Trust to provide the Portfolio with access to the books and records of the Trust relating to any series of the Trust other than the Fund, nor shall anything contained herein obligate the Trust to furnish the Portfolio with the Fund's shareholder list, except as may be required to comply with applicable law or any provision of this Agreement.

     4.3 CONFIDENTIALITY. Each party agrees that it shall hold in strict confidence all data and information obtained from the other party (unless such information is or becomes readily ascertainable from public or published information or trade sources) and shall ensure that its officers, employees and authorized representatives do not disclose such information to others without the prior written consent of the party from whom it was obtained, except if disclosure is required by the SEC, any other regulatory body or the Fund's or Portfolio's respective auditors, or in the opinion of counsel such disclosure is required by law, and then only with as much prior written notice to the other party as is practical under the circumstances.


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     4.4  PUBLIC ANNOUNCEMENTS. No party shall issue any press release or otherwise make any public statements with respect to the matters covered by this Agreement without the prior consent of the other party hereto, which consent shall not be unreasonably withheld; provided, however, that consent shall not be required if, in the opinion of counsel, such disclosure is required by law, provided further, however, that the party making such disclosure shall provide the other party hereto with as much prior written notice of such disclosure as is practical under the circumstances.

                                        V
                        TERMINATION, AMENDMENT AND WAIVER

     5.1  TERMINATION.

          (a) This Agreement may be terminated by the mutual agreement of the parties.

          (b) This Agreement may be terminated at any time by the Trust by withdrawing all of the Fund's Account in the Portfolio.

          (c) This Agreement may be terminated on not less than 120 days' prior written notice by the Company to the Trust.

          (d) This Agreement may be terminated at any time immediately upon written notice to the other party in the event that formal proceedings are instituted against the other party to this Agreement by the SEC or any other regulatory body, provided that the terminating party has a reasonable belief that the institution of the proceeding is not without foundation and will have a material adverse impact on the terminating party.

          (e) The indemnification obligations set forth in Article III, Sections
3.2 and 3.4, respectively, and the confidentiality provision in Section 4.3, shall survive the termination of this Agreement.

     5.2 AMENDMENT. This Agreement may be amended, modified or supplemented at any time in such manner as may be mutually agreed upon in writing by the parties.

                                       VI
                               GENERAL PROVISIONS

     6.1 NOTICES. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made when actually received in person or by fax, or three days after being sent by certified or registered United States mail, return receipt requested, postage prepaid, addressed as follows:


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If to the Fund:          SA International Small Company Fund
                         c/o Assante Asset Management
                         1190 Saratoga Avenue
                         Suite 200
                         San Jose, CA  95129
                         Attn.: Jennifer Fromm, Esq.

If to the Portfolio:     International Small Company Portfolio
                         c/o Dimensional Fund Advisors Inc.
                         1299 Ocean Avenue
                         11th Floor
                         Santa Monica, CA  90401
                         Attn.: Catherine L. Newell, Esq.

Either party to this Agreement may change the identity of the person to receive notice by providing written notice thereof to the other party to the Agreement.

     6.2 EXPENSES. Unless otherwise stated herein, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

     6.3 HEADINGS. The headings and captions contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     6.4 SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

     6.5 ENTIRE AGREEMENT. This Agreement and the agreements and other documents delivered pursuant hereto set forth the entire understanding between the parties concerning the subject matter of this Agreement and incorporate or supersede all prior negotiations and understandings. There are no covenants, promises, agreements, conditions or understandings, either oral or written, between them relating to the subject matter of this Agreement other than those set forth herein. No representation or warranty has been made by or on behalf of either party to this Agreement (or any officer, director, trustee, employee or agent thereof) to induce the other party to enter into this Agreement or to abide by or consummate any transactions contemplated by any terms of this Agreement, except representations and warranties expressly set forth herein.

     6.6 SUCCESSORS AND ASSIGNMENTS. Each and all of the provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and, except as otherwise specifically provided in this Agreement, their respective successors and assigns. Notwithstanding the foregoing, no party shall make any assignment of this Agreement or any rights or obligations hereunder without the written consent of the other party. As used herein, the term "assignment" shall have the meaning ascribed thereto in the 1940 Act.

     6.7 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California without giving effect to the choice of law or conflicts of law provisions thereof.

     6.8 COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and either party hereto may execute this Agreement by signing one or more counterparts.

     6.9 THIRD PARTIES. Nothing herein expressed or implied is intended or shall be construed to confer upon or give any person, other than the parties hereto and their successors or assigns, any rights or remedies under or by reason of this Agreement.

     6.10 INTERPRETATION. Any uncertainty or ambiguity existing herein shall not presumptively be interpreted against any party, but shall be interpreted according to the application of the rules of interpretation for arm's length agreements.

     6.11 LIMITATION OF LIABILITY. The parties hereto agree and acknowledge that: (a) the Trust has entered into this Agreement solely on its own and the Fund's behalf and that no other series of the Trust shall have any obligation hereunder with respect to any liability of the Fund arising hereunder; (b) the Company has entered into this Agreement solely on its own and the Portfolio's behalf and that no other series of the Company shall have any obligation hereunder with respect to any liability of the Portfolio arising hereunder; and
(c) no series or feeder participant of the Portfolio shall be liable to any other series or feeder participant of the Portfolio.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers, thereunto duly authorized, effective as of the date first written above.

                                        SA FUNDS - INVESTMENT TRUST, on behalf
                                        of itself and the SA INTERNATIONAL SMALL
                                        COMPANY FUND, a series thereof


                                        By: /s/ Jennifer S. Fromm
                                            ------------------------------------
                                            Name: Jennifer S. Fromm
                                            Title: Vice President and Secretary


                                        DFA INVESTMENT DIMENSIONS GROUP INC., on behalf of itself and the INTERNATIONAL SMALL COMPANY PORTFOLIO, a series thereof


                                        By: /s/ Catherine L. Newell
                                            ------------------------------------
                                            Name: Catherine L. Newell
                                            Title: Vice President and Secretary